Exhibit 10(32)

AGREEMENT 006.03 ON CRUDE OIL SALES

5 MAY, 2003

CONCLUDED BETWEEN NINOTSMINDA OIL COMPANY LIMITED AND SVETI LTD AS FOLLOWS:

1.     SELLER:

NINOTSMINDA OIL COMPANY LIMITED
22, STASICRATOUS
OLGA COURT
P.O.BOX 48
NICOSIA, CYPRUS

2.     BUYER:

SVETI LIMITED
21 KEKELIDZE STREET, APT.22
TBILISI, GEORGIA

3.     CONTRACT PERIOD:

THIS AGREEMENT COMMENCES ON THE DATE HEREOF AND SHALL CONTINUE FOR A PERIOD OF EIGHTEEN (18) MONTHS.

4.     QUANTITY:

THE MONTHLY QUANTITY OF OIL AVAILABLE FOR SALE TO THE BUYER UNDER THE TERMS OF THIS AGREEMENT WILL BE LIMITED TO 5,000 (FIVE THOUSAND) METRIC TONNES OF THE SELLER’S MONTHLY SHARE OF CRUDE OIL PRODUCED UNDER THE NINOTSMINDA PRODUCTION SHARING CONTRACT (“MONTHLY QUANTITY”)COMMENCING IN AUGUST 2003 AND CONTINUING FOR A PERIOD OF 12 CONSECUTIVE MONTHS(“DELIVERY PERIOD”). IN THE EVENT THE TOTAL QUANTITY OF CRUDE OIL MADE AVAILABLE FOR PURCHASE TO THE BUYER DURING THE DELIVERY PERIOD IS LESS THAN 60,000 (SIXTY THOUSAND) METRIC TONNES THE DELIVERY PERIOD SHALL BE EXTENDED FOR SUCH ADDITIONAL PERIOD AS NECESSARY TO ALLOW THE NAMED QUANTITY TO BE MADE AVAILABLE TO THE BUYER. BUT THE SELLER IS ONLY OBLIGED TO DELIVER OR MAKE AVAILABLE TO THE BUYER ITS SHARE OF OIL ACTUALLY PRODUCED. IN THE EVENT THAT THE SELLER FAILS TO PRODUCE THE ESTIMATED MONTHLY QUANTITY THE SELLER SHALL HAVE NO LIABILITY TO THE BUYER AS A RESULT OF THAT FAILURE.

THE CONVERSION RATIO FOR METRIC TONNES: BARRELS SHALL BE DETERMINED FROM SAMPLES TAKEN AT THE TIME OF DELIVERY.

IN THE EVENT THE QUANTITY OF CRUDE OIL PRODUCED EACH MONTH BY THE SELLER EXCEEDS 5,000 (FIVE THOUSAND) METRIC TONNES THE AMOUNT OF CRUDE OIL IN EXCESS OF 5,000 METRIC TONNES SHALL BE OFFERED FOR SALE TO THE BUYER ON A FIRST PRIORITY BASIS AT THE THEN PREVAILING MARKET TERMS.

5.     QUALITY:

NINOTSMINDA CRUDE OIL OF NORMAL EXPORT QUALITY (“OIL”) WITH THE FOLLOWING GUARANTEED SPECIFICATION:

- DENSITY AT 20° C	820 — 840 KG/CSM
- SULPHUR	MAX 0,2 WT PCT
- WATER	MAX 1.0 PCT

QUALITY OF OIL SHOULD COINCIDE WITH THE EXISTING NORMS. SELLER AND BUYER SHALL MEET TO AGREE THE APPOINTMENT OF AN INDEPENDENT EXPERT LABORATORY, TO WHOM ANY DISPUTES CONCERNING THE QUALITY OF THE OIL OR THE METHOD OF TESTING THEREOF SHALL BE REFERRED AND BOTH PARTIES MUST ACCEPT THE DECISION OF THE EXPERT.

6.     DELIVERY:

DELIVERY UNDER THIS CONTRACT COMMENCES IN AUGUST 2003. ON A MONTHLY BASIS ON A DATE TO BE AGREED BETWEEN BUYER AND SELLER, SELLER SHALL MAKE OIL AVAILABLE TO THE BUYER AT GEORGIAN OIL’S STORAGE RESERVOIRS AT SAMGORI (NGDU) IN CAR TANKS PROVIDED BY THE BUYER (“DELIVERY POINT”). OIL SHALL BE CONSIDERED DELIVERED AS THE OIL PASSES THE FILLING HOSE TO THE CAR TANKS. THE SELLER, BUYER AND THE OPERATOR OF THE OIL STORAGE AND LOADING FACILITY WILL SIGN THE RELATED DELIVERY ACT.

7.     PRICE:

THE PRICE IN US DOLLARS PER NET US BARREL AT THE DELIVERY POINT FOR OIL DELIVERED DURING EACH MONTH SHALL BE EQUAL TO THE AVERAGE OF THE MEAN OF THREE QUOTATIONS IN THE PLATTS CRUDE OIL MARKETWIRE FOR BRENT DATED QUOTATIONS MINUS A DISCOUNT IN US DOLLARS PER NET US BARREL ESTABLISHED IN ACCORDANCE WITH THE FOLLOWING FORMULA:

DATED BRENT (US$/BBL)	DISCOUNT (US$/BBL)

LESS THAN 15.00	6.00
15.01 — 20.00	6.50
20.01 — 25.00	7.00
GREATER THAN 25.01	7.50

IN THE EVENT THAT THE MONTHLY QUANTITY IS LESS THAN 3,000 (THREE THOUSAND) METRIC TONNES, THE DISCOUNT SHALL BE ADJUSTED TO US$7.50 PER BARREL WHEN DATED BRENT IS IN THE PRICE RANGE US$20.01 — US$25.00.

THE APPLICABLE QUOTATIONS SHALL BE THE THREE PUBLISHED QUOTATIONS FOR THE 18TH, 19TH AND THE 20TH DAY OF THE MONTH IN WHICH THE DELIVERY OF OIL TAKES PLACE. IF ANY OF THE QUOTATION DAYS FALLS ON A SATURDAY OR SUNDAY OR OTHER NON-TRADING DAY, THE NEAREST EARLIER QUOTATIONS SHALL APPLY. IF IT IS DEEMED NECESSARY THE PARTIES MAY AGREE TO MEET TO CONSIDER AN ADJUSTEMENT TO THE PRICING MECHANISM ESTABLISHED ABOVE.ALWAYS THREE QUOTATIONS TO APPLY.

THE PRICE HAS BEEN CALCULATED EXCLUSIVE OF VAT, HOWEVER VAT IS PAYABLE ON SALES UNDER THE AGREEMENT AND THIS WILL BE LEVIED AT THE EFFECTIVE RATE

CURRENT IN THE TERRITORY OF GEORGIA AT THE TIME AND SHALL BE PAYABLE BY THE BUYER TO THE SELLER.

8.     SECURITY FOR PAYMENT:

AS SECURITY FOR PAYMENT AND HAVING THE OPTION TO LIFT OIL ON A MONTHLY BASIS DURING THE CONTRACT PERIOD THE BUYER WILL DEPOSIT ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND (1,750,000) US DOLLARS (“SECURITY”) IN THE SELLER’S NOMINATED US DOLLAR ACCOUNT IN ACCORDANCE WITH THE FOLLOWING SCHEDULE:

1.	THE BUYER SHALL LODGE FIVE HUNDRED AND FIFTY THOUSAND (550,000) US DOLLARS IN THE NOMINATED ACCOUNT WITHIN THREE BANKING DAYS OF SIGNING THIS AGREEMENT;

2.	THE BUYER SHALL LODGE TWO HUNDRED THOUSAND (200,000) US DOLLARS IN THE NOMINATED ACCOUNT BY THE END OF MAY 2003;

3.	THE SECURITY AMOUNT IN THE SUM OF ONE MILLION (1,000,000) US DOLLARS DEPOSITED BY THE BUYER IN ACCORDANCE WITH ARTICLE 8 OF THE AGREEMENT NUMBER 007.02 BETWEEN NINOTSMINDA OIL COMPANY LIMITED AND SVETI LIMITED DATED 13 AUGUST 2002 SHALL REMAIN ON THE ACCOUNT OF THE SELLER DURING THE PERIOD OF THIS AGREEMENT.

THE SECURITY WILL BE RETAINED BY THE SELLER FOR ITS OWN USE AND ACCOUNT UNTIL 1ST AUGUST 2004 AND WILL BE REPAID TO THE BUYER AFTER THE END OF THE DELIVERYPERIOD THROUGH THE DELIVERY OF AN ADDITIONAL QUANTITY OF OIL TO THE VALUE OF THE SECURITY AT THE PRICE SET OUT IN THE AGREEMENT AND AT THE RATE OF THE SELLER’S SHARE OF MONTHLY PRODUCTION THIS CONTRACT SHALL REMAIN IN FORCE UNTIL THE SECURITY IS FULLY REPAID THROUGH THE DELIVERY OF CRUDE OIL OR OTHER MEANS AS PROVIDED FOR IN ARTICLE 13 HEREIN.

HOWEVER IF THE MONTHLY QUANTITY IS LESS THAN 3,000 METRIC TONNES, AFTER SIX (6) MONTHS THE SECURITY PAYMENT MAY BE REDUCED BY THE VALUE OF EACH MONTH’S DELIVERY AT THE BUYERS DISCRETION.

9.     PAYMENT:

IN US DOLLARS NET CASH, WITHOUT WITHOLD, OFFSET, COUNTERCLAIM OR DEDUCTION WHATSOEVER INTO SELLER’S NOMINATED BANK ACCOUNT WITH FULL VALUE WITHIN THREE (3) DAYS OF THE 22ND DAY OF EACH MONTH COMMENCING IN AUGUST 2003 (“PAYMENT DATE”).

RECONCILIATION SHALL BE MADE AT THE MOMENT OF THE NEXT PAYMENT FOR OIL AND ANY UNDER PAYMENTS OR OVER PAYMENTS AS APPROPRIATE SHALL BE PAID BY THE BUYER OR THE SELLER AS APPROPRIATE.

10.     RISKS AND PROPERTY:

NOTWITHSTANDING ANYTHING HEREIN EXPRESSLY OR BY IMPLICATION TO THE CONTRARY, THE RISK AND PROPERTY IN THE OIL DELIVERED HEREUNDER SHALL PASS TO THE BUYER AT THE DELIVERY POINT.

11.     LAW AND JURISDICTION:

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ENGLISH LAW AND THE PARTIES SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE LONDON HIGH COURT WITHOUT RECOURSE TO ARBITRATION.

IN THE EVENT THE BUYER IS UNABLE TO PURCHASE OIL PRODUCED DURING ANY MONTH, THE BUYER SHALL NOTIFY THE SELLER BY 1ST DAY OF THE MONTH IN WHICH THE OIL IS TO BE LIFTED (“ELECTION DATE”) OF SUCH INABILITY TO PERFORM AND ON RECEIVING SUCH NOTICE THE SELLER SHALL BE ENTITLED TO SELL THE MONTHLY QUANTITY AT ITS

DISCRETION. SHOULD THE SELLER RECEIVE NO NOTIFICATION FROM THE BUYER BY THE ELECTION DATE THEN IT SHALL BE DEEMED THAT THE BUYER HAS ELECTED TO LIFT THE MONTHLY QUANTITY AND PAYMENT WILL BE DUE ON THE PAYMENT DATE. HOWEVER SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT IN THE EVENT THAT BUYER FAILS TO MAINTAIN ITS PAYMENT OBLIGATIONS UNDER THIS AGREEMENT FOR OIL DELIVERED BY THE SELLER AND RECEIVED BY THE BUYER OR TO COMPLY WITH THE OTHER PROVISIONS OF THIS AGREEMENT. SUCH TERMINATION SHALL BE WITHOUT PREJUDICE TO THE SELLER’S OTHER RIGHTS HEREUNDER.

12.     FORCE MAJEURE:

IF EITHER PARTY IS RENDERED UNABLE TO PERFORM FULLY OR IN PART ANY OBLIGATION UNDER THIS AGREEMENT, EXCEPT IN RELATION TO OBLIGATIONS TO MAKE PAYMENTS DUE UNDER THIS AGREEMENT, THEN TO THE EXTENT THAT SUCH INABILITY ARISES FROM A CAUSE OR CAUSES BEYOND THAT PARTY’S CONTROL AND UPON SUCH PARTY PROMPTLY GIVING WRITTEN NOTICE TO THE OTHER PARTY OF SUCH CAUSE(S), NEITHER PARTY SHALL BE LIABLE TO THE OTHER IN DAMAGES OR OTHERWISE AND THE TIME FOR PERFORMANCE OF THE AFFECTED OBLIGATION SHALL BE EXTENDED DURING AND FOR THE PERIOD OF INABILITY SO CAUSED, UP TO A MAXIMUM OF THIRTY (30) CALENDAR DAYS.

SHOULD SUCH PERIOD OF INABILITY CONTINUE IN EXCESS OF THIRTY (30) CALENDAR DAYS, EITHER PARTY SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO THE OTHER PARTY, IN WHICH CASE NEITHER PARTY SHALL BE RESPONSIBLE FOR FURTHER PERFORMANCE NOR LIABLE IN ANY WAY TO EACH OTHER, PROVIDED THE SECURITY PAYMENT IN THE AMOUNT OUTSTANDING AT THE TIME SHALL BE RETURNED WITHIN FIVE (5) BANKING DAYS BY THE SELLER.

THE TERM CAUSE(S) BEYOND THAT PARTY’S CONTROL USED HEREIN SHALL INCLUDE (BUT WITHOUT LIMITING THE GENERALITY OF SUCH TERM): AN ACT OF GOD, WAR (DECLARED OR UNDECLARED), MILITARY OPERATIONS, BLOCKADE, REVOLUTION, DISTURBANCE, TRADE RESTRICTION, ACTION BY ANY GOVERNMENT OR GOVERNMENTAL OR CIVIL OR MILITARY AUTHORITY, EMBARGO, STRIKE, LOCK-OUT OR LABOUR DISPUTE, FIRE, ICE CONDITIONS, OR ANY OTHER CAUSE OF A SIMILAR NATURE AS DESCRIBED HEREIN BEYOND THAT PARTY’S CONTROL.

13.     OTHER TERMS:

ON THE BASIS OF THE BUYER’S WRITTEN REQUEST, THE SELLER WILL ASSIST THE BUYER TO EXPORT OIL THROUGH PROPERLY EXECUTED OIL SALES CONTRACTS WITH A THIRD PARTY ON THE SAME TERMS AS STIPULATED IN THIS AGREEMENT EXCEPT FOR THE PAYMENT TERMS WHICH SHALL BE AMENDED TO 100 PER CENT ADVANCE PAYMENT PROVIDING THIS IS DONE IN ACCORDANCE WITH GEORGIAN LEGISLATION AND THE BUYER INDEMNIFYS THE SELLER FROM AND AGAINST ANY AND ALL CLAIMS OF ANY KIND, LIABILITIES INCLUDING BUT NOT LIMITED TO VAT PAYMENTS, AND EXPENSES WHICH MAY EMERGE AS A RESULT OF THE SELLER ENTERING INTO SALES CONTRACTS WITH A THIRD PARTY AT THE REQUEST OF THE BUYER. SUCH INDEMNIFICATION SHALL BE COVERED FROM THE SECURITY PROVIDED BY THE ARTICLE 8 OF THIS AGREEMENT.

IN THE EVENT THE BUYER PAYS 1,750,000 (ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND) US DOLLARS UNDER THIS AGREEMENT TO THE SELLER AND THE SELLER BECOMES UNABLE TO SUPPLY THE BUYER WITH THE QUANTITY OF OIL REQUIRED TO COVER THIS OR ANY REMAINING UNPAID AMOUNT, THE SELLER SHALL PAY TO THE BUYER THE OUTSTANDING AMOUNT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT; IN CASE OF FAILURE TO PAY IN ACCORDANCE WITH THE TIME TERM OF THE AGREEMENT A PENALTY IN THE AMOUNT OF TWENTY (20) PER CENT PER ANNUM I.E. 0.0548% PER EACH DAY DELAY SHALL APPLY.

THIS AGREEMENT IS MADE IN GEORGIAN AND ENGLISH, TWO EQUAL COPIES IN EACH LANGUAGE.

14.     ENTIRE AGREEMENT

THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT OF BOTH PARTIES AND IT CANNOT BE MODIFIED UNLESS IN WRITING.

15.     BANK DETAILS:

US DOLLAR ACCOUNT:

HSBC BANK INTERNATIONAL LIMITED
PO BOX 315, ST PETER PORT
GUERNSEY GY1 3JQ
CHANNEL ISLANDS

SWIFT:	MIDLJESH
ACCOUNT CURRENCY:	US DOLLARS
ACCOUNT NAME:	NINOTSMINDA OIL COMPANY USD ACCOUNT
ACCOUNT NO.:	011 645496 361
COVER THROUGH:	BANKERS TRUST COMPANY 1 BANKERS TRUST PLAZA LIBERTY STREET NEW YORK NY 10006

A/C NO.: 04082437 SPECIAL INSTRUCTIONS: BKTRUS33

GEORGIAN LARI ACCOUNT:

CARTU BANK VAKE BRANCH, TBILISI
CODE: 220101079
NINOTSMINDA OIL COMPANY LIMITED, REPRESENTATION IN GEORGIA
ACC.NO. 36006

16.     SIGNATURES:

SIGNED ON 8TH MAY 2003.

FOR NINOTSMINDA OIL COMPANY LIMITED:	FOR SVETI LIMITED:

/s/ ZAZA GORGADZE	/s/ ZAAL SAMKHARADZE